SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 11, 2010

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10909 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 11, 2010, NeoStem, Inc. (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement") with Roth Capital Partners, LLC (the "Underwriter Representative"), as representative of the underwriters named in the Underwriting Agreement, related to a public offering of 5,000,000 shares of the Company's common stock, par value $0.001 per share, (the "Common Stock"), at a price of $1.35 per share for aggregate proceeds of approximately $5,697,500 (net of underwriting discounts, commissions, fees and expenses).  This offering is being made pursuant to the Company's effective registration statement (the "Registration Statement") on Form S-1, as amended, (File No. 333-163741) filed with the Securities and Exchange Commission.

In addition, the Company has granted the underwriters an option to purchase up to 750,000 additional shares of Common Stock to cover over-allotments, if any.  If the over-allotment option is exercised in full, the additional proceeds to the Company will be approximately $941,625 (net of underwriting discounts, commissions, fees and expenses).

The above description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On February 11, 2010, the Company issued a press release announcing the pricing of the public offering described in Item 1.01 of this Current Report on Form 8-K.  A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 11, 2010.
99.1	Press Release dated February 11, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel

Date:  February 11, 2010